STOCK PURCHASE AGREEMENT


     This Agreement is made and entered into as of June 9, 2005 among Diker Management, LLC, a Delaware limited liability company ("Diker"), as investment manager of Diker Value-Tech Fund, LP, a Delaware limited partnership ("Diker Partnership"), and of Diker Value-Tech QP Fund, LP, a Delaware limited partnership ("Diker QP Partnership"), and as investment adviser of separately managed accounts (the "Managed Accounts"), on the one side, and Starboard Value & Opportunity Fund, LLC, a Delaware limited liability company ("STARBOARD") and Parche, LLC, a Delaware limited liability company ("PARCHE," and together with Starboard, "BUYERS"), on the other side.

                                    PREAMBLE

     Diker is the beneficial owner of an aggregate of 8,119,277 shares (the "SHARES") of common stock (the "COMMON STOCK"), par value $0.0001 per share of I-Many, Inc., a Delaware corporation (the "COMPANY"), which Shares are held in the names and accounts set forth on ANNEX A hereto. Diker desires to sell to Buyers, and Buyers desire to purchase from Diker, 1,991,078 of the Shares of Common Stock under Diker's management (the "SALE SHARES"), at the price and on the terms and conditions set forth herein. Therefore, with the intent to be legally bound, the parties agree as follows:

                                    AGREEMENT

    1.   PURCHASE AND SALE.

         (a) Diker hereby sells to Buyers from one or more accounts under Diker's management, and Buyers hereby purchase from one or more accounts under Diker's management, the Sale Shares, at a price of $1.70 per Sale Share, or an aggregate of $3,384,832.60 (the "TOTAL PURCHASE PRICE"), in the amount as set forth on ANNEX B hereto.

         (b) Concurrently herewith, (i) Diker has caused (and will take all required action to cause) the electronic delivery of the Sale Shares being held in street name and purchased pursuant hereto through the Depository Trust Company ("DTC") to DTC accounts designated in writing by Buyers, and (ii) Buyers have delivered the Total Purchase Price by wire transfer to one or more accounts as designated by Diker.

    2. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Diker shall deliver to Buyers a duly executed Irrevocable Proxy in the form of Exhibit A attached hereto ("IRREVOCABLE PROXY").

    3. CLOSING. The closing of the purchase and sale hereunder (the "CLOSING") and the payment of the Total Purchase Price shall take place within one business day of the date of execution and delivery of this Agreement and shall be deemed to have taken place at the offices of Olshan Grundman Frome

Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, or such other time and place as the parties shall mutually agree.

    4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DIKER. Diker hereby represents, warrants and covenants to Buyers, as of the date hereof, as follows:

         (a) Diker is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite limited liability company power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by Diker and the consummation of the transactions contemplated hereby do not result in a violation of Diker's certificate of formation or operating agreement.

         (b) The execution, delivery and performance of this Agreement by Diker have been duly and effectively authorized by all necessary actions of Diker. This Agreement has been duly executed by Diker and constitutes a valid, legally binding and enforceable obligation of Diker, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

         (c) Diker is the beneficial owner of the Sale Shares and each of Diker Partnership, Diker QP Partnership and the Managed Accounts has good title to the Sale Shares to be sold by it hereunder. There exist no liens, claims, pledges, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Sale Shares. Diker has the sole and absolute right and power to sell, assign and transfer the Sale Shares as provided in this Agreement. Upon consummation of the deliveries pursuant to Section 1(b), good and indefeasible title to the Sale Shares will be vested in Buyers, free of any lien, pledge, claim, restriction or other encumbrance.

         (d) There are no actions, suits, proceedings or claims pending or, to the knowledge of Diker, threatened with respect to or in any manner affecting the beneficial ownership by Diker of the Sale Shares or prohibiting the sale of the Sale Shares by Diker to Buyers.

         (e) Each of Diker, Diker Partnership, Diker QP Partnership, Diker GP, LLC, Charles M. Diker and Mark N. Diker, severally and not jointly, covenants and agrees that, unless the buyer of such shares agrees in a writing, in form acceptable to Buyers in their reasonable business judgment, to honor and assume the Irrevocable Proxy as successor to such party, it will not sell any of the shares of the Company's Common Stock that any such party beneficially owns on or prior to the earlier of (i) immediately following the Company's next annual or special meeting of stockholders, or action by written consent of stockholders, which includes a vote for the election of directors (such meeting or action, the "NEXT ELECTION") or (ii) the close of business on November 30, 2005.

    5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYERS. Buyers, jointly and severally, represent, warrant and covenant to Diker, as of the date hereof, that:

         (a) Each Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to enter into this Agreement and perform its obligations hereunder.

         (b) The execution, delivery and performance of this Agreement by Buyers have been duly and effectively authorized by all necessary actions of each Buyer. This Agreement has been duly executed by each Buyer and constitutes a valid, legally binding and enforceable obligation of such Buyer, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

         (c) The execution, delivery and performance of this Agreement by Buyers and the consummation of the transactions contemplated hereby do not result in a violation of such Buyers' respective certificate of formation or operating agreement.

         (d) There are no actions, suits, proceedings or claims pending or, to the knowledge of Buyers, threatened with respect to or in any manner prohibiting the purchase of the Sale Shares by Buyers from Diker.

    6.   INDEMNIFICATION.

         (a) Diker shall indemnify, defend and hold harmless Buyers, any officer, director, member, employee, agent, affiliate or control person thereof, and their permitted assigns with respect to any and all demands, claims, actions, suits or proceedings (individually or collectively, a "CLAIM"), and all assessments, judgments, costs, losses, damages, obligations, liabilities, recoveries, deficiencies, interest, penalties and reasonable attorneys' fees ("INDEMNIFIABLE EXPENSES") relating to or arising out of any breach or non-performance by Diker of, or misrepresentation with respect to, any of Diker's representations, warranties, covenants or agreements set forth in this Agreement.

     (b) Buyers, together with RCG Ambrose Master Fund, Ltd. and RCG Halifax Fund, Ltd., shall, jointly and severally, indemnify, defend and hold harmless Diker, any partner, officer, director, employee, agent, affiliate or control person thereof, and their permitted assigns with respect to any and all Claims and Indemnifiable Expenses directly or indirectly relating to or arising out of
(i) any "solicitation" (as such term is defined in Rule 14a-1(l) promulgated under the Securities Exchange Act of 1934, as amended) by Buyers or any of their affiliates of proxies or consents (relating to the election of directors), which shall include but not be limited to the preliminary filing by Buyers or any of their affiliates of a Schedule 14A or Schedule 14C with the Securities and Exchange Commission relating to the election of directors of the Company (a "SOLICITATION"), in connection with the Next Election, (ii) the sale of the Sale Shares or grant of the Irrevocable Proxy hereunder, (iii) any discussions, communications or activities (A) in connection with the composition of the Board of Directors of the Company between Diker or any affiliate thereof, on the one hand, and either (x) Ramius Capital Group, LLC or any affiliate thereof or (y) the Company or any representative thereof, on the other hand, or (B) in connection with any of the matters set forth above, (iv) any filings in connection with any of the matters set forth above, or (v) any breach or non-performance by Buyers of, or misrepresentation with respect to, any of Buyers' representations, warranties, covenants or agreements set forth in this Agreement.

         (c) For purposes of administering the indemnification provisions set forth in this Section 6, the following procedure shall apply:

             (i) Whenever a Claim shall arise under this Section 6, the party entitled to indemnification (the "INDEMNIFIED PARTY") shall promptly and in no event later than ten (10) business days after becoming aware of such a Claim, give written notice (a "CLAIM NOTICE") to the party from whom indemnification is sought (the "INDEMNIFYING PARTY") setting forth in reasonable detail, to the extent then available, the facts concerning the nature of such Claim and the basis upon which the Indemnified Party believes that it is entitled to indemnification hereunder, provided that the Indemnified Party's failure to do so shall not preclude it from seeking indemnification hereunder except to the extent that such failure has materially prejudiced the Indemnifying Party's ability to defend such Claim.

             (ii) In the event of any Claim hereunder resulting from or in connection with any Claim brought by a third party, the Indemnifying Party shall be entitled, at its sole expense, by written notice delivered promptly and in no event later than ten (10) business days after delivery by the Indemnified Party of the Claim Notice, either:

                  (x) to participate therein, or

                  (y) to assume the entire defense thereof with counsel who is selected by it and who is reasonably satisfactory to the Indemnified Party.

             (iii) If the Indemnifying Party timely elects to defend a third party Claim, such Claim shall be settled or prosecuted to a final conclusion and all costs and expenses of such proceedings, including the reasonable fees and expenses of counsel and the amount of any settlement or judgment in connection with such Claim, shall be paid by the Indemnifying Party; provided, however, that (x) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment unless (A) there is no finding or admission of any violation of law by or on behalf of the Indemnified Party, (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (C) the settlement or compromise includes the giving by the claimants/plaintiffs to the Indemnified Party of an unconditional release from all liabilities in respect of such Claim, and (y) the Indemnified Party shall have no liability with respect to any settlement or compromise of any Claim effected without its required consent. If the Indemnified Party desires to employ counsel separate from counsel employed by the Indemnifying Party to participate in any defense or settlement of a Claim that the Indemnifying Party has elected to defend in accordance with the foregoing, it may do so at its sole cost and expense; provided, however, that such counsel for the Indemnified Party shall instead be at the Indemnifying Party's sole cost and expense if the Indemnified Party shall have been advised by its counsel that under applicable standards of professional conduct it is reasonably likely to constitute a conflict of interest for the Indemnifying Party's counsel to represent both the Indemnifying Party and the Indemnified Party. Counsels to the Indemnified Party and to the Indemnifying Party shall cooperate with each other in defending against such Claim.

             (iv) Notwithstanding the foregoing, the Indemnified Party shall have the sole right to control the defense and, with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settlement of a third party Claim employing counsel of its choice in its sole discretion if (i) the Indemnifying Party has disputed liability hereunder with respect to any portion of such Claim or (ii) the Indemnifying Party has not timely elected to control the defense and settlement of such Claim and, in each such case, all costs and expenses of such proceedings, including the reasonable fees and expenses of counsel and the amount of any settlement or judgment in connection with such Claim, shall be at the Indemnifying Party's sole cost and expense if it shall thereafter be found that such Claim was subject to indemnification by the Indemnifying Party hereunder, in which case the Indemnified Party shall be entitled to periodic reimbursement of expenses incurred in connection therewith and prompt indemnification from the Indemnifying Party, including without limitation reasonable attorneys' fees, in accordance with this Section 6.

    7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, agreements, covenants and obligations made or undertaken by Diker or Buyers, as the case may be, in this Agreement or in any document or instrument executed and delivered pursuant hereto, are material, have been relied upon by the parties hereto, shall survive the Closing hereunder, and shall not merge in the performance of any obligation by either party hereto.

    8. EXPENSES. All expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by such party, shall be borne solely and entirely by the party which has incurred the same.

    9.   MISCELLANEOUS.

         (a) This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by each of the parties to this Agreement.

         (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         (c) Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         (d) This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

         (e) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

             BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

         (f) Any legal action or proceeding with respect to this Agreement may be brought only in the courts of the State of New York or of the United States of America located in the City of New York, New York, and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. The parties hereby irrevocably waive, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The parties hereby irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to them at the address set forth herein.

         (g) All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) one (1) business day after sending if sent by facsimile, with electronic confirmation of sending; PROVIDED, HOWEVER, that a copy is sent within 24 hours by certified or registered mail, return receipt requested, in each case to the appropriate mailing and facsimile addresses set forth below (or to such other mailing and facsimile addresses as a party may designate by notice to the other parties in accordance with this provision), (c) one (1) business day after being delivered to a nationally recognized overnight carrier for overnight delivery to the addresses set forth below (or to such other mailing addresses as a party may designate by notice to the other parties in accordance with this provision) or (d) when actually received if sent by any other method that results in delivery (with written confirmation of receipt):


If to Buyers:                                    With a copy to:

Starboard Value & Opportunity Fund, LLC          Olshan Grundman Frome
Parche, LLC                                      Rosenzweig & Wolosky LLP
c/o Ramius Capital Group, LLC                    Park Avenue Tower
666 Third Avenue                                 65 East 55th Street
26th Floor                                       New York, New York 10022
New York, New York  10017                        Attn: Steven Wolosky, Esq.
Attn:  Mark R. Mitchell, Michael R. Neidell      Facsimile: (212) 451-2222
Facsimile: (212) 845-7999

If to Diker:                                     With a copy to:

Diker Management, LLC                            Schulte Roth & Zabel LLP
745 Fifth Avenue                                 919 Third Avenue
Suite 1409                                       New York, New York  10022
New York, New York  10151                        Attn: Marc Weingarten, Esq.
Facsimile: (212) 308-6891                        Facsimile:  (212) 593-5955

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         (h) Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach or provision of this Agreement.

         (i) Each of the parties hereto shall, without further consideration, execute and deliver to any other party hereto such instruments of transfer and shall perform such other actions as such party may reasonably request to carry out the obligations of the parties under this Agreement.

         (j) This Agreement may not be modified or amended, or any of the provisions of this Agreement waived, except by written agreement of all parties hereto.

                            [Signature page follows]

                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT


                                  DIKER

                                  DIKER MANAGEMENT, LLC

                                  By: /s/ Mark N. Diker
                                     -----------------------------
                                      Name:   Mark N. Diker
                                      Title:  Managing Member


                                  BUYERS

                                  STARBOARD VALUE & OPPORTUNITY
                                     FUND, LLC
                                  By: Admiral Advisors, LLC,
                                       its Managing Member

                                  By: /s/ Jeffrey M. Solomon
                                     -----------------------------
                                      Name:   Jeffrey M. Solomon
                                      Title:  Managing Member


                                  PARCHE, LLC
                                  By: Admiral Advisors, LLC,
                                       its Managing Member

                                  By: /s/ Jeffrey M. Solomon
                                     -----------------------------
                                      Name:   Jeffrey M. Solomon
                                      Title:  Managing Member


                                  SOLELY WITH RESPECT TO SECTIONS 6(B) AND 6(C):

                                  RCG HALIFAX FUND, LTD.
                                  By: Ramius Capital Group, LLC,
                                       Its Investment Advisor
                                  By: C4S & Co., L.L.C., its Managing Member

                                  By: /s/ Jeffrey M. Solomon
                                     -----------------------------
                                      Name:   Jeffrey M. Solomon
                                      Title:  Managing Member

                                  RCG AMBROSE MASTER FUND, LTD.
                                  By: Ramius Capital Group, LLC,
                                       Its Investment Advisor
                                  By: C4S & Co., L.L.C., its Managing Member

                                  By: /s/ Jeffrey M. Solomon
                                     -----------------------------
                                      Name:   Jeffrey M. Solomon
                                      Title:  Managing Member

                                  SOLELY WITH RESPECT TO SECTIONS 1, 2, 3
                                  AND 4(e):
                                  DIKER VALUE-TECH FUND, LP
                                  By: Diker GP, LLC, General Partner

                                  By: /s/ Mark N. Diker
                                     -----------------------------
                                     Name:  Mark N. Diker
                                     Title: Managing Member


                                  DIKER VALUE-TECH QP FUND, LP
                                  By: Diker GP, LLC, General Partner

                                  By: /s/ Mark N. Diker
                                     -----------------------------
                                     Name:  Mark N. Diker
                                     Title: Managing Member

                                  DIKER GP, LLC


                                  By: /s/ Mark N. Diker
                                     -----------------------------
                                      Name:  Mark N. Diker
                                      Title: Managing Member


                                  SOLELY WITH RESPECT TO SECTION 4(e):

                                  CHARLES M. DIKER, INDIVIDUALLY
                                  /s/ Charles M. Diker
                                  ---------------------------------------


                                  MARK N. DIKER, INDIVIDUALLY
                                  /s/ Mark N. Diker
                                  ---------------------------------------

ANNEX A



* The Sale Shares are held in street name in DTC accounts maintained by Bank of America Securities for the benefit of Diker Partnership, Diker QP Partnership and the Managed Accounts.

  ANNEX B

            BUYER                  SALE SHARES BEING PURCHASED              PURCHASE PRICE
            -----                  ---------------------------              --------------
          Starboard                      1,672,506                           $2,843,260.20
          Parche                           318,572                             $541,572.40
                                         ---------                           -------------
                           Total         1,991,078                           $3,384,832.60


                                    EXHIBIT A
                                IRREVOCABLE PROXY

     Diker Management, LLC ("Diker"), a Delaware limited liability company, has entered into a certain Stock Purchase Agreement (the "Agreement") with Starboard Value & Opportunity Fund, LLC, and Parche, LLC, each of which are Delaware limited liability companies ("Buyers"), dated the date hereof, in connection with Buyers' purchase of 1,991,078 shares (the "Sale Shares") of common stock of I-Many, Inc., a Delaware corporation (the "Company"), from accounts under Diker's management, among other things. As an inducement for Buyers to enter into the Agreement, each of Diker, Diker Value-Tech Fund, LP, Diker Value-Tech QP Fund, LP, Diker GP, LLC, Charles M. Diker and Mark N. Diker (together, the "Diker Parties") hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Jeffrey M. Solomon and Mark R. Mitchell, and each of them, the proxy of each of the Diker Parties with respect to all shares of the Company's common stock beneficially owned, now or hereafter acquired, by any of the Diker Parties, including the Sale Shares (as defined in the Agreement) sold pursuant to the Agreement if the record date for stockholders of the Company is on or prior to the date that the Sale Shares are held of record in a DTC account designated in writing by Buyers (the "Company Shares") with full power of substitution and resubstitution, to extent set forth herein. As of the date hereof, all prior proxies given by either of the Diker Parties with respect to any of the Company Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Company Shares by the Diker Parties prior to the Expiration Date (as defined below).

     From the date hereof until the Expiration Date, the proxy named above will be empowered, and may exercise this proxy, to vote the Company Shares, at any time and from time to time, in its sole and absolute discretion and without notice to any of the Diker Parties, at any meeting of the stockholders of the Company, however called, or in any written action by consent of stockholders of the Company, with respect to all matters brought before a vote of the stockholders relating to the election or removal of directors. This proxy relates to all of the Company Shares. This proxy and the rights granted hereunder shall expire on the Expiration Date.

     This proxy shall be binding upon the heirs, successors and assigns of each of the Diker Parties.

     Any term or provision of this proxy which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this proxy or affecting the validity or enforceability of any of the terms or provisions of this proxy in any other jurisdiction. If any provision of this proxy is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. Each of the Diker Parties hereby affirms that this proxy is given for the purpose of and should be construed so as to effectuate the purposes set forth above, and that this proxy is coupled with an interest and is irrevocable during the term hereof.

     This proxy shall terminate upon the earlier to occur of (i) immediately following the Company's next annual or special meeting of stockholders, or action by written consent of stockholders, which includes a vote for the election of directors; or (ii) the close of business on November 30, 2005 (the earlier of such events, the "Expiration Date").

Dated:   June __, 2005

                                       DIKER MANAGEMENT, LLC

                                       By:
                                          ------------------------------
                                                Name:  Mark N. Diker
                                                Title: Managing Member

                                       DIKER VALUE-TECH FUND, LP
                                       By: Diker GP, LLC, General Partner

                                       By:
                                          ------------------------------
                                                Name:  Mark N. Diker
                                                Title: Managing Member

                                       DIKER VALUE-TECH QP FUND, LP
                                       By: Diker GP, LLC, General Partner

                                       By:
                                          ------------------------------
                                                Name:  Mark N. Diker
                                                Title: Managing Member

                                       DIKER GP, LLC


                                       By:
                                          ------------------------------
                                                Name:  Mark N. Diker
                                                Title: Managing Member

                                       CHARLES M. DIKER, INDIVIDUALLY

                                       ----------------------------------


                                       MARK N. DIKER, INDIVIDUALLY

                                       ----------------------------------